UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, #215

Chandler, Arizona 85226

(Address of principal executive offices)

(877) 282-7660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2023, Mobivity Holdings Corp. (the “Company”) announced that William T. Sanchez was appointed to serve as the Chief Financial Officer of the Company, effective as of July 17, 2023. Mr. Sanchez, age 52, joins the Company from MariaDB plc, a cloud database company, where he served as the Chief Accounting Officer from June 2022 to July 2023. From January 2020 to June 2022, Mr. Sanchez served as the Corporate Controller of Applied Molecular Transport Inc., a clinical-stage biopharmaceutical company. From January 2017 to December 2019, Mr. Sanchez served as the Corporate Controller of eGain Corporation, a cloud-based software company. Mr. Sanchez additionally has served as Senior Director of SEC Reporting and Technical Accounting at Tobira Therapeutics, Inc., Manager of International Accounting at Electronic Arts Inc., and Supervising Senior Auditor at PricewaterhouseCoopers LLP. Mr. Sanchez received a Bachelor of Science degree from the Haas School of Business at the University of California, Berkeley and is a Certified Public Accountant.

There are no family relationships between Mr. Sanchez and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Sanchez or any member of her immediate family and the Company that require disclosure under Item 404(a) of Regulation S-K.

Mr. Sanchez will receive an annual salary of $280,000 and will be eligible to receive an annual bonus equal to 33%. In addition, Mr. Sanchez will receive an initial grant of options to purchase 700,000 shares of common stock, in the form of awards on terms substantially similar to the Company’s 2022 Equity Incentive Plan and effective as soon as practicable on or after his first day of employment. The grant of options is expected to vest with respect to 25% of the shares on the first anniversary of the date of grant and then monthly over the remaining three years in 36 equal increments.

Skye Fossey-Tomaske, who has been serving as the Company’s Interim Chief Financial Officer in addition to her role as Corporate Controller of the Company, will step down from her role as the Interim Chief Financial Officer upon the effectiveness of Mr. Sanchez’s appointment. Ms. Fossey-Tomaske will continue to serve as the Corporate Controller of the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023	Mobivity Holdings Corp.

	By:	/s/ Dennis Becker
Dennis Becker
Chief Executive Officer